EXHIBIT 31.2
GLOBAL CASH ACCESS HOLDINGS, INC.
CERTIFICATION
I, Mary E. Higgins, certify that:
1.	I have reviewed this annual report on Form 10-K/A of Global Cash Access Holdings, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 11, 2011	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer